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                                                                   EXHIBIT 23.17

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the combined financial statements of Lockheed Martin Communications Systems Division as of and for the year ended December 31, 1996 (not presented separately herein) and for the year ended December 31, 1995, included in the Registration Statement (Form S-1 No. 333-70125) and related Prospectus filed pursuant to Rule 462(b) of L-3 Communications Holdings, Inc. for the registration of 862,500 shares of its common stock.

                                             /s/ Ernst & Young LLP

Washington, D.C.
February 2, 1999